UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 22, 2011 (August 17, 2011)

Bluesphere Corporation

(Exact name of Registrant as specified in its Charter)

Nevada	333-147716	98-0550257

(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

35 Asuta St., P.O.B 857, Even Yehuda, Israel 40500

(Address of Principal Executive Offices)            (Zip Code)

Registrant's telephone number, including area code: +972-9-8917438
Copy to:

JSBarkats, PLLC
Attn: Sunny J. Barkats, Esq.,
18 East 41st Street, 19th Fl.
NY, NY 10017
www.JSBarkats.com

Not Applicable

(Former Name or Former Address, if Changed since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into A Material Definitive Agreement.

Bluesphere Corporation’s (the “Registrant” or the “Company”) Board of Directors approved and allowed management to enter into an Investment Agreement with Centurion Private Equity, LLC (“Centurion”) on August 17, 2011.  Pursuant to the Investment Agreement, Centurion committed to purchase up to $20,000,000 of our common stock, over a period of time terminating upon 36 months from the date of the Investment Agreement, subject to an effective registration statement covering the resale of the common stock and subject to certain conditions and limitations set forth in the Investment Agreement, including limitations based upon the trading volume of the Company’s common stock.

The Company may draw on the facility from time to time, as and when it determines it to be appropriate in accordance with the terms and conditions of the Investment Agreement.   The maximum amount that Registrant is entitled to put in any one notice is such number of shares of common stock as equals $750,000 provided that the number of shares sold in each put shall not exceed the lesser of a certain share volume limitation or 15% of the aggregate trading volume (the “Volume Limitation”) of the common stock traded on our primary exchange during any pricing period for such put excluding any days where the lowest intra-day trade price is less than the trigger price (which is the greater of: (a) the floor price plus a fixed discount of $0.01, subject to adjustment in certain circumstances; or (b) the floor price if any set by us divided by 0.98, the greater of the two clauses being referred to as the “Trigger Price”).  The offering price of the securities to Centurion will equal the lesser of: 98% of the average of the lowest three daily volume weighted average price, or “VWAPs,” of our common stock during the fifteen trading day period beginning on the trading day immediately following the date Centurion receives Registrant’s put notice (the “Market Price”) or (ii) the Market Price minus $0.01. However, if, on any trading day during a pricing period, the lowest intra-day trading price of the common stock is lower than the Trigger Price, then that day’s trading volume is excluded from the calculation of the Volume Limitation on the number of shares that we are entitled to sell in that put.  There are put restrictions applied on days between the put notice date and the closing date with respect to that particular put.  During such time, Registrant is not entitled to deliver another put notice.

There are circumstances under which the Company will not be entitled to put shares to Centurion, including the following:

•
Registrant will not be entitled to put shares to Centurion unless there is an effective registration statement under the Securities Act of 1933, as amended (the “Act”) to cover the resale of the shares by Centurion;

•
Registrant will not be entitled to put shares to Centurion unless its common stock shall be listed for trading on the New York Stock Exchange, American Stock Exchange or Nasdaq Market System (including the Nasdaq Capital Market, the Nasdaq Global Market or the Nadaq Global Select Market) or the OTC QX, the OTC QB, the OTC BB or the OTC Pink Market and has not been suspended from trading;

•
Registrant will not be entitled to put shares to Centurion if an injunction shall have been issued and remain in force against us, or action commenced by a governmental authority which has not been stayed or abandoned, prohibiting the purchase or the issuance of the shares to Centurion;

•
Registrant is not entitled to put shares to Centurion if the Company has not complied with its obligations and is otherwise in breach of or in default under, the Investment Agreement, the Company registration rights agreement or any other agreement executed in connection therewith with Centurion; and

•	Registrant is not entitled to put shares to Centurion to the extent that such shares would cause Centurion’s beneficial ownership to exceed 4.99% of our outstanding shares.

The Investment Agreement further provides that Centurion is entitled to customary indemnification from us for any losses or liabilities it suffers as a result of any breach by us of any provisions of the Investment Agreement or the Company’s registration rights agreement with Centurion, or as a result of any lawsuit brought by a third-party arising out of or resulting from Centurion’s execution, delivery, performance or enforcement of the Investment Agreement or the registration rights agreement or from material misstatements or omissions in the prospectus accompanying the registration statement for the resale of the shares issued to Centurion.

The Investment Agreement also contains representations and warranties of each of the parties.  The assertions embodied in those representations and warranties were made for purposes of the Investment Agreement and are subject to qualifications and limitations agreed to by the parties in connection with negotiating the terms of the Investment Agreement.  In addition, certain representations and warranties were made as of a specific date, may be subject to a contractual standard of materiality different from what a stockholder or investor might view as material, or may have been used for purposes of allocating risk between the respective parties rather than establishing matters as facts.

In connection with the preparation of the Investment Agreement and the registration rights agreement, we issued Centurion 159,066 shares of common stock as a document preparation fee having a value of $20,000 and 2,385,989 shares of common stock, having a value of $300,000 (1.5% of the Maximum Offering Amount) as a commitment fee.   Registrant also entered into a Registration Rights Agreement with Centurion pursuant to which the Company granted Centurion certain registration rights with respect to the shares issued to Centurion accordance with the terms of the Investment Agreement as a commitment fee and document preparation fee as well as the shares to be issued in connection with a put.

This description of the Investment Agreement and Registration Rights Agreement with Centurion does not purport to be complete and is qualified in its entirety by reference to the Investment Agreement and Registration Rights Agreement, which are attached as exhibits hereto as Exhibit 10.1 and 10.2 respectively, and incorporated by reference herein.

Item 3.02  Unregistered Sales of Equity Securities.

In connection with the Investment Agreement we issued an aggregate of 2,545,055 shares of our common stock to Centurion. These securities were issued in reliance on Section 4(2) of the Act.  The issuance did not involve any general solicitation or advertising by us.    Centurion acknowledged the existence of transfer restrictions applicable to the securities sold by us.  Certificates representing the securities sold contain a legend stating the restrictions on transfer to which such securities are subject.

 Item 5.02 - Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 19th, 2011, the Company’s Board of Directors appointed Amit Zilbershtein to replace Alex Werber as our Chief Financial Officer. Mr. Zilbershtein is a Certified Public Accountant with 10 years of financial management and auditing experience in privately held and publicly traded companies. He has served as Controller for two Venture Capital Funds since 2007, and prior to that as Senior Manager at Ernst & Young Israel, the leading accounting firm in Israel. He obtained a B.A. in Economics and Accounting from Ben-Gurion University, where he completed post-graduate studies in Accounting. The circumstances of Mr. Werber’s resignation as the Registrant’s current Chief Financial Officer was not a result of any disagreement with the Company or its executive officers, or any matter relating to the Company's operations, policies or practices. The appointment was described in the Press Release attached hereto as Exhibit  99.1.

Item 8.01 Other Events

Registrant’s Board of Director has decided to refrain from issuing the registered shares on the S-8 to management until a material milestone has been achieved, such shares shall remain with the Company upon further notice and have not yet been granted to the Company’s management, an aggregate of 13,925,000 shares of Common Stock out of the 18,000,000 that were registered under the S-8 recently filed on August 9, 2011 and incorporated hereto by reference,  with the Securities and Exchange Commission remains in Company’s control and will be released and granted to management only upon achieving certain respective milestones at Registrant’s discretion including but not limited access to capital.

Item 9.01 Financial Statements and Exhibits

Exhibits:

10.1	Investment Agreement with Centurion Private Equity, LLC dated August 17th, 2011;
10.2	Registration Right Agreement with Centurion Private Equity, LLC dated August 17th, 2011;
99.1	Press Release dated August 22, 2011 related to Appointment of New Chief Financial Officer and Equity Line Financing with Centurion Private Equity, LLC.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned hereto duly authorized.

Dated August 22, 2011	Bluesphere Corporation

	By:	/s/Shlomi Palas
Shlomi Palas, Chief Executive Officer